U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report:   April  12, 2001

                            FULL HOUSE RESORTS, INC.
                 (Name of Small Business Issuer in Its Charter)

         Delaware                          0-20630               13-3391527
-------------------------------        --------------        ------------------
(State or Other Jurisdiction of          (Commission          (I.R.S. Employer
Incorporation or Organization)           file number)        Identification No.)

      2300 West Sahara Avenue, Suite 450 - Box 23, Las Vegas, Nevada 89102
              (Address and zip code of principal executive offices)

                                 (702) 221-7800
                (Issuer's Telephone Number, Including Area Code)


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Item 2.   Acquisition or Disposition of Assets.

          On March 30, 2001, Full House Resorts, Inc. acquired GTECH Corporation's 50% interest in three joint venture projects that had been jointly owned by the two companies: Gaming Entertainment, LLC, owner of an agreement continuing through August 2002, with the Coquille Indian Tribe, which conducts gaming at The Mill Casino in Oregon; Gaming Entertainment (Michigan), LLC, owner of a Management Agreement with the Nottawaseppi Huron Band of Potawatomi Indians to develop and manage a gaming facility near Battle Creek, Michigan; and, Gaming Entertainment (California), LLC, owner of a Management Agreement with the Torres Martinez Band of Desert Cahuilla Indians to develop and manage a gaming facility near Palm Springs, California. The purchase price was $1.8 million and was funded through the Company's existing credit facility.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)     Financial Statements of business acquired.

                           To be filed by amendment.

           (b)     Pro Forma financial information.

                           To be filed by amendment.

           (c)     Exhibits.

                      2.5 Assignment and Sale Agreement dated March 30, 2001 by and among GTECH Corporation, Dreamport, Inc., GTECH Gaming Subsidiary 2 Corporation, Full House Resorts, Inc., and Full House Subsidiary, Inc.

                     99.1  Text of press release dated April 2, 2000



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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FULL HOUSE RESORTS, INC.



Date:     April 12, 2001              /s/ Michael P. Shaunnessy
                                      -------------------------------------
                                      Michael P. Shaunnessy, Executive Vice
                                      President and Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------

   2.5 Assignment and Sale Agreement dated March 30, 2001 by and among GTECH Corporation, Dreamport, Inc., GTECH Gaming Subsidiary 2 Corporation, Full House Resorts, Inc., and Full House Subsidiary, Inc.

  99.1          Text of press release dated April 2, 2000